Exhibit 3 (B)

BYLAWS

OF

TIAA-CREF LIFE INSURANCE COMPANY

(As amended effective May 15, 2008)

ARTICLE ONE

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the second Wednesday of November at the office of TIAA Life Insurance Company in the City of New York on a day and at an hour specified by notice mailed at least thirty days in advance. The notice shall be in writing and shall be signed by the chairman, or the chief executive officer and president, or a vice president, or the secretary.

Special meetings of the stockholders may be held at the said office of the Company whenever called by the chairman, or by the chief executive officer and president, or by order of the board of directors, or by the holders of at least one-third of the outstanding shares of stock of the Company.

Section 2. Notice. It shall be the duty of the secretary not less than ten nor more than forty days prior to the date of each meeting of the stockholders to cause a notice of the meeting to be mailed to each stockholder.

Section 3. Voting. At all meetings of stockholders each stockholder shall be entitled to one vote upon each share of stock owned by him of record on the books of the Company ten days before the meeting. Stockholders may vote in person or by proxy appointed in writing; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney in fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the secretary at the meeting and shall be filed with the records of the Company.

Section 4. Quorum. The presence in person or by conference call in accordance with Section Five of Article One or by proxy of the holders of a majority of the shares in the Company shall be necessary to constitute a quorum at any meeting of stockholders.

Section 5. Telephonic Participation. At all meetings of stockholders or any committee thereof, stockholders may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE TWO

DIRECTORS

Section 1. General Management. The general management of the property, business and affairs of the Company shall be vested in the board of directors as provided by the charter. A director need not be a stockholder. The number of directors on the board of directors shall be set from time to time by the board of directors and shall consist of no less than thirteen (13) and no more than twenty-four (24) directors. An increase or decrease of the number of directors comprising the board of directors shall require the affirmative vote of the majority of the entire board and no decrease in the number of directors shall shorten the term of an incumbent director.

Section 2. Quorum. A majority of the directors shall constitute a quorum at all meetings of the board. If less than a quorum shall be present at any meeting, a majority of those present may adjourn the meeting from time to time until a quorum shall attend. Once present to organize a meeting, a quorum is not broken by the subsequent withdrawal of any director. In case of an increase in the number of directors comprising the board of directors, the newly created directorship may be filled by a majority of the directors present at the time of the vote at any meeting of the board at which a quorum shall be present. In case of a vacancy among the directors through death, resignation or other cause, a successor to hold office for the unexpired portion of the term may be elected by a majority of the directors present at the time of the vote at any meeting of the board at which a quorum shall be present. Directors may be removed without cause by a vote of the shareholders. Such successors shall not take office nor exercise the duties thereof until ten days after written notice of their election shall have been filed in the office of the Superintendent of Insurance of the State of New York.

Section 3. Annual Meeting. There shall be a meeting of the board of directors in the month of November each year on a day and at an hour specified in a notice mailed at least ten days and not more than twenty days in advance. This shall be known as the annual meeting of the board of directors. At this meeting the board shall elect officers, appoint committees and transact such other business as shall properly come before the meeting.

Section 4. Other Meetings. Stated meetings of the board of directors shall be held on such dates as the board by standing resolution may fix. No notice of such stated meetings need be given. Special meetings of the board may be called by order of the chairman, the chief executive officer and president, or the executive committee by notice mailed at least twenty four hours prior to the date of such meeting, and any business may be transacted at the meeting.

Section 5. Telephonic Participation. At all meetings of the board of directors or any committee thereof, directors may participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 6. Action Without a Meeting. Any action required or permitted to be taken by the board, or any committee thereof, may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

Section 7. Directors Compensation and Expenses. A director may be paid an annual stipend and fees and such other compensation or emolument in any amount first authorized by the board in accordance with Section 1 of Article Five hereof, including, but not limited to, a deferred compensation benefit, for meetings of the board that he/she attends and for services that he/she renders on or for committees or subcommittees of the board; and each director shall be reimbursed for transportation and other expenses incurred by him/her in serving the Company.

Section 8. Chairman. The chairman, and in his absence the chief executive officer and president, shall preside at all meetings of the stockholders and of the board. He shall be ex officio chairman of the executive committee. He may appoint director committees, except those appointed by the board of directors, and may appoint members to fill vacancies on director committees appointed by the board when such occur between meetings of the directors.

ARTICLE THREE

OFFICERS

Section 1. Election. At each annual meeting the board of directors shall elect the executive officers of the corporation including a chief executive officer and president, secretary, one or more vice presidents, and such other executive officers as they may determine. Each such executive officer shall hold office until his or her successor is elected and qualified or, if earlier, until his or her retirement, death, resignation or removal. The board may appoint other officers and agents, assign titles to them and determine their duties; such officers and agents shall hold office during the pleasure of the board of directors. It may appoint persons to act temporarily in place of any officers of the Company who may be absent, incapacitated, or for any other reason unable to act or may delegate such authority to the chief executive officer.

Section 2. Removal of Officers. Any officer elected by the board of directors may be removed by the affirmative votes of a majority of all the directors holding office. Any other officer may be removed by the affirmative votes of a majority of all members of the executive committee holding office.

Section 3. Removal of Other Employees. All other agents and employees shall hold their positions at the pleasure of the executive committee or of such executive officer as the executive committee may clothe with the powers of engaging and dismissing.

Section 4. Qualifications. The chief executive officer and president shall be a member of the board of directors, but no other officer need be a director. One person may hold more than one office, except that no person shall be both chief executive officer and president and secretary.

Section 5. Chief Executive Officer and President. Subject to the control of the board of directors and the provisions of these bylaws, the chief executive officer and president shall be charged with the management of the affairs of the company, and shall perform such duties as are not specifically delegated to other officers of the Company. He shall be ex officio a member of all standing committees except the nominating and personnel committee and the audit committee. He shall report from time to time to the board of directors on the affairs of the Company.

Section 6. Secretary. The secretary shall give all required notices of meetings of the board of directors and shareholders, and shall attend and act as secretary at all meetings of the board and of the executive committee and shareholders and keep the records thereof. He shall keep the seal of the corporation, and shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of directors, the executive committee, or the chief executive officer and president.

Section 7. Other Officers. The chief executive officer and president shall determine the duties of the executive officers other than the secretary and of all officers other than executive officers, and he may assign titles to and determine the duties of non-officers.

ARTICLE FOUR

COMMITTEES

Section 1. Appointment. At each annual meeting of the board of directors the board shall appoint an executive committee, an investment committee, a nominating and personnel committee, and an audit committee, each member of which shall hold office until the close of the next annual meeting of the board and until a successor shall be appointed or until the member shall cease to be a director. The board of directors, the executive committee, or the chairman may appoint such other director committees and subcommittees as may from time to time be found necessary or convenient for the proper conduct of the business of the Company, and designate their duties.

Section 2. Executive Committee. The executive committee shall consist of at least five (5) directors, with the number of directors on such committee determined by the board of directors, and shall include the chairman and the chief executive officer and president. A majority of the members shall constitute a quorum. The executive committee shall meet in regular meeting as it may from time to time determine, and in special meeting whenever called by the chairman, and to the extent provided by law shall be vested with full powers of the board of directors during intervals between the meetings of the board in all cases in which specific instructions shall not have been given by the board of directors and, in particular, said committee:

(a) Shall have general supervision of the contracts issued by the Company, and of all matters relating to the selection of risks, the determination of premium rates, and of any other questions of detail in the conduct of the business which may be referred to the executive committee by resolution of the board of directors.

(b) Shall have supervision of the rules and methods for recording the vouchers, accounts, receipts and disbursements of the Company.

Section 3. Investment Committee. The Investment Committee shall consist of at least five (5) directors, with the number of directors on such committee determined by the board of directors. A majority of the members shall constitute a quorum. The Investment Committee:

(a) Subject to review by the board of directors, shall determine the investment policies of the Company; and

(b) Shall supervise the investment of the funds of the Company in real estate and loans secured by real estate mortgages, and in the purchase, sale, exchange or conversion of securities, and loans on collateral. No loan or investment other than policy loans, shall be made or disposed of without authorization or approval by the investment committee.

Section 4. Nominating and Personnel Committee. The nominating and personnel committee shall consist of at least five directors, with the number of directors on such committee determined by the board of directors. A majority of the members shall constitute a quorum. In the year following their appointment and each year thereafter the committee shall nominate executive officers and members of the standing committees for election at the annual meeting of the board of directors, shall designate the principal officers of the Company, shall recommend to the board of directors the annual compensation of the principal officers and of any salaried employee if the level of compensation to be paid to such employee is equal to, or greater than, the compensation received or to be received by any principal officer, nominate directors to fill interim vacancies and shall recommend the names of persons for election as directors at the annual meeting of the stockholders. In addition, the committee shall approve the titles and base salaries of all appointed officers and the base salaries of executive officers, other than those designated as principal officers or those officers to be paid on an equal or greater level of compensation than principal officers, and shall recommend the provisions of any incentive salary compensation program(s) and determine the amounts of any incentive salary payments for those officers included in any incentive salary plan.

Section 5. Audit Committee. The audit committee shall consist of not less than five (5) directors, with the number of directors on such committee determined by the board of directors. A majority of the members shall constitute a quorum. The committee shall itself, or through public accountants or otherwise, make such audits and examinations of the records and affairs of the Company as it may deem necessary.

Section 6. Reports. Within a reasonable time after their meetings, all such committees and subcommittees shall report their transactions to each director.

ARTICLE FIVE

SALARIES, COMPENSATION AND PENSIONS TO

DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. Salaries and Pensions. The Company shall not pay any salary, compensation or emolument in any amount to any officer, deemed by a committee or committees of the board to be a principal officer, or to any salaried employee of the Company if the level of compensation to be paid to such employee is equal to, or greater than, the compensation received by any of its principal officers, or to any director thereof, unless such payment be first authorized by a vote of the board of directors of the Company. The Company shall not make any agreement with any of its officers or salaried employees whereby it agrees that for any services rendered or to be rendered he shall receive any salary, compensation or emolument that will extend beyond a period of thirty-six months from the date of such agreement, except as specifically permitted by the Insurance Law of the State of New York. No principal officer or employee of the class described in the first sentence of this section, who is paid a salary for his services shall receive any other compensation, bonus or emolument from the Company, directly or indirectly, except in accordance with a plan recommended by a committee of the board and approved by the board of directors. The Company shall not grant any pension to any officer or director, or to any member of his family after his death, except that the Company may pursuant to the terms of a retirement plan and other appropriate staff benefit plans adopted by the board provide for any person who is or has been a salaried officer or employee, a pension payable at the time of retirement by reason of age or disability and also life insurance, health insurance and disability benefits.

Section 2. Prohibitions. No director or officer of the Company shall receive, in addition to fixed salary or compensation, any money or valuable thing, either directly or indirectly, or through any substantial interest in any other corporation or business unit, for negotiating, procuring, recommending or aiding in any purchase or sale of property, or loan, made by the Company or any affiliate or subsidiary thereof, nor be peculiarly interested either as principal, co-principal, agent or beneficiary, either directly or indirectly, or through any substantial interest in any other corporation or business unit, in any such purchase, sale or loan; provided that nothing herein contained shall prevent the Company from making a loan upon a policy held therein by the borrower not in excess of the net reserve value thereof.

ARTICLE SIX

INDEMNIFICATION OF DIRECTORS,

OFFICERS, AND EMPLOYEES

The Company shall indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

The foregoing indemnification provisions shall be deemed to be a contract between the Company and each person who serves in such capacity at any time while these provisions are in effect, and any repeal or modification of the New York Business Corporation Law or the New York Insurance Code shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts, except as provided by law. Such a contract right may not be modified retroactively without the consent of such person, except as provided by law.

ARTICLE SEVEN

EXECUTION OF INSTRUMENTS

The board of directors or the executive committee shall designate who is authorized to execute certificates of stock, proxies, powers of attorney, deeds, leases, releases of mortgages, satisfaction pieces, checks, drafts, contracts for insurance or annuities and instruments relating thereto, and all other contracts and instruments in writing necessary for the Company in the management of its affairs, and to attach the Company’s seal thereto; and may further authorize the extent to which such execution may be done by facsimile signature.

ARTICLE EIGHT

DISBURSEMENTS

No disbursements of $100 or more shall be made unless the same be evidenced by a voucher signed by or on behalf of the person, firm or corporation receiving the money and correctly describing the consideration for the payment, and if the same be for services and disbursements, setting forth the services rendered and an itemized statement of the disbursements made, and if it be in connection with any matter pending before any legislative or public body, or before any department or officer of any government, correctly describing in addition the nature of the matter and of the interest of such corporation therein, or if such voucher cannot be obtained, by an affidavit stating the reasons therefor and setting forth the particulars above mentioned.

ARTICLE NINE

CORPORATE SEAL

The seal of the Company shall be circular in form and shall contain the words “TIAA-CREF Life Insurance Company,” which seal shall be kept in the custody of the secretary of the Company and be affixed to all instruments requiring such corporate seal.

ARTICLE TEN

AMENDMENTS

Any bylaw may be amended or repealed at any meeting of the board of directors provided notice of the proposed amendment or repeal shall have been mailed to each director at least one week and not more than two weeks prior to the date of such meeting.